UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                November 5, 2007

                         CHINA ORGANIC AGRICULTURE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     FLORIDA
                 (State or Other Jurisdiction of Incorporation)

          333-129355                                      20-3505071
  (Commission File Number)                     (IRS Employer Identification No.)

            Jilin Province Songyuan City ErMaPao Green Rice Limited,
                East Ping Feng Xiang Zheng Fu, Qian Guo District,
                    Songyuan City, Jilin Province, P.R. China
               (Address of Principal Executive Offices) (Zip Code)

                                  310-441-9777
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Officers, Appointment of a Replacement.

On November 5, 2007, Mr. Xianhua Hu resigned as Chief Financial Officer of the Company.

On November 7, 2007, the Company accepted the resignation of Zhidong Li as Chief Executive Officer of the Company, and as a director.

On November 7, 2007, Xuefeng Guo was elected to the position of Chief Financial Officer of the Company. Mr Guo, age 34, specializes in financial management and has successfully held, over the past five years, significant positions in the investment, finance and banking industries. He holds an MBA from the University of Shandong. Until December 2002, Mr. Guo was Deputy Manager of Tianlishou Medicine Factory, in Shandong. From January 2003 to present, he was deputy Manager of Beijing Mingtian Capital Holding Limited. There are no arrangements or understandings with any other person pursuant to which Mr. Guo was made an officer. During the last two years, there has been no transaction or proposed transaction the Company was or is a party to in which Mr. Guo had or is to have a direct or indirect material interest.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2007                         CHINA ORGANIC AGRICULTURE, INC.


                                               Name:  /s/ Xuefeng Guo
                                                      --------------------------
                                                      Xuefeng Guo
                                               Title: Chief Financial Officer